Exhibit 1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

RULE 13d-2(a)

(Amendment No. 12)1

Xerox Corporation

(Name of Issuer)

Common Stock, $1 par value

(Title of Class of Securities)

984121 60 8

(CUSIP Number)

Darwin Deason

5956 Sherry Ln, Suite 800

Dallas, TX 75225

(214) 378-3600

ROBERT J. LECLERC

KING & SPALDING LLP

1185 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

(212) 556-2204

(Name, Address and Telephone Number of Person

Authorized to Receive Notices and Communications)

May 3, 2018

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box ☒.

Note. Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

1       The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

         The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

(Continued on following pages)

1	NAME OF REPORTING PERSONS Darwin Deason
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☒ (b) ☐
3	SEC USE ONLY
4	SOURCE OF FUNDS OO (see Item 3 to the Original Schedule 13D)
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION USA
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 15,322,341*
	8	SHARED VOTING POWER -0-
	9	SOLE DISPOSITIVE POWER 15,322,341*
	10	SHARED DISPOSITIVE POWER -0-
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 38,778,428**
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 15.2%**
14	TYPE OF REPORTING PERSON IN

* Includes 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Preferred Stock.

** Includes 23,456,087 Shares beneficially owned by Carl C. Icahn and his affiliates and 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Preferred Stock, owned by Mr. Deason and his affiliates. As previously disclosed, the Reporting Person has agreed to act in concert with Mr. Icahn and his affiliates with respect to certain matters, and as a result, the Reporting Person and Mr. Icahn and his affiliates have formed a "group" within the meaning of Section 13(d)(3) of the Act (the “Act”). The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the Shares beneficially owned by the Reporting Person and all of the Shares beneficially owned by Mr. Icahn and his affiliates. However, the Reporting Person expressly disclaims beneficial ownership of the 23,456,087 Shares beneficially owned by Mr. Icahn and his affiliates. Mr. Icahn and his affiliates expressly retain sole voting and dispositive power over such 23,456,087 Shares, and the Reporting Person has neither sole nor shared voting or dispositive power over such 23,456,087 Shares. Mr. Icahn and his affiliates have filed a separate Schedule 13D with respect to their interests.

This amendment No. 12 to Schedule 13D relates to the Schedule 13D filed on January 17, 2018 (the “Original Schedule 13D”) by the Reporting Person (“Amendment No. 12”). Capitalized terms used but not defined in this Amendment No. 12 shall have the meanings set forth in the Original Schedule 13D.

Item 4.	Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.

Item 4 is hereby amended to add the following:

On May 1, 2018, Darwin Deason, Carl Icahn, their respective affiliates, and the Issuer and the directors of the Issuer entered into a Director Appointment, Nomination and Settlement Agreement (the “Settlement Agreement”), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Because the “Effective Time” (as defined in the Settlement Agreement) did not occur by 8:00 p.m. (New York time) on May 3, 2018, the Settlement Agreement terminated automatically in accordance with its terms at that time and has no further force or effect.

On May 4, 2018, Carl Icahn issued a joint statement with Darwin Deason regarding the Issuer, the directors of the Issuer and the Settlement Agreement, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BETWEEN XEROX CORPORATION AND FUJIFILM HOLDINGS CORPORATION (THE “TRANSACTION”) AND/OR FOR USE AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS OF XEROX CORPORATION (THE “ANNUAL MEETING”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE TRANSACTION AND/OR THE ANNUAL MEETING WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2018.

Item 6.	Purpose of Transaction.

Item 6 is hereby amended to add the following:

The disclosure set forth above in Item 4 is incorporated herein by reference.

Item 7.	Material to be Filed as Exhibits.

Item 7 is hereby amended to add the following exhibits:

99.1	Settlement Agreement dated May 1, 2018 (incorporated by reference to Exhibit 1 to Amendment No. 14 to the Schedule 13D filed by Carl Icahn on May 4, 2018).

99.2	Joint Statement dated May 4, 2018

SIGNATURES

After reasonable inquiry and to the best of his knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: May 4, 2018

By:	/s/ Darwin Deason
Darwin Deason